UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2004

Commission file number: 0-23391

XML-GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1434313 (I.R.S. Employer Identification No.)

60 Revere Drive, Suite 725
                  Northbrook, IL 60062
(Address of principal executive offices, including zip code)

Registrant's Telephone No., including area code: (847) 562-0700

_________________________________

ITEM 4.       CHANGES IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

Effective August 9, 2004, our Audit Committee dismissed Berkovits, Lago & Company, LLP as independent auditors of XML-Global Technologies, Inc. The dismissal was ratified by our Board of Directors. Berkovits, Lago & Company, LLP issued an audit report on our financial statements as of and for the year ended June 30, 2003, which included an explanatory paragraph concerning the Company's ability to continue as a going concern. In the period from Berkovits, Lago & Company, LLP's appointment on September 22, 2003 until August 9, 2004 (the date of dismissal), there were no disagreements with Berkovits, Lago & Company, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Berkovits, Lago & Company, LLP, would have caused Berkovits, Lago & Company, LLP to make reference to the matter in its report of the financial statements; and there were no reportable events as defined in Item 304(a) (1) (iv) (B) of Regulation S-B.

Effective August 9, 2004, the Company's Audit Committee approved the appointment of Altschuler, Melvoin and Glasser, LLP to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, the Company had not consulted Altschuler, Melvoin and Glasser, LLP with respect to the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on the Company's financial statements. The engagement of Altschuler, Melvoin and Glasser, LLP was effective on June 9, 2004

XML-Global Technologies, Inc. has provided Berkovits, Lago & Company, LLP with a copy of the above disclosures. Attached as Exhibit 16 is a copy of Berkovits, Lago & Company, LLP 's letter, dated August 9, 2004, stating its agreement with such statements.

ITEM 7:       EXHIBITS
(c)	Exhibit
Item	Title
16.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith files the letter of Berkovits, Lago & Company, LLP, former accountants to the Company.

 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XML-Global Technologies, Inc.
Date: August 11, 2004	Signature:	/s/Jack Rabin Jack Rabin, President and Chief Financial Officer